As filed with the Securities and Exchange Commission on August 6, 2004
                                                   Registration No. 333-_______
________________________________________________________________________________

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM S-3

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933


                           Block Financial Corporation
                 (As issuer of the securities described herein)
            (Exact name of registrant as specified in its charter)

              Delaware                           52-1781495
  (State or other jurisdiction of     (I.R.S. Employer Identification No.)
           incorporation)

                                4400 Main Street
                           Kansas City, Missouri 64111
                                 (816) 753-6900
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                H&R Block, Inc.
                (As issuer of the guarantees described herein)
            (Exact name of registrant as specified in its charter)

              Missouri                           44-0007856
  (State or other jurisdiction of     (I.R.S. Employer Identification No.)
           incorporation)

                                4400 Main Street
                           Kansas City, Missouri 64111
                                 (816) 753-6900
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              Bret G. Wilson, Esq.
                                4400 Main Street
                           Kansas City, Missouri 64111
                                 (816) 753-6900
       (Name, address, including zip code, and telephone number, including area code, of agent for service of each registrant)

                                   Copies to:

                           Patrick J. Respeliers, Esq.
                           Stinson Morrison Hecker LLP
                                2600 Grand Blvd.
                           Kansas City, Missouri 64108
                                 (816) 691-2600

      Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
                                     Proposed      Proposed
                                     Maximum       Maximum        Amount of
    Title of          Amount to     Aggregate     Aggregate      Registration
Securities to be        be          Price Per      Offering          Fee
   Registered       Registered(1)      Unit      Price(1)(2)
--------------------------------------------------------------------------------
Debt Securities     $1,000,000,000     100%     $1,000,000,000   $126,700(3)
of Block Financial
Corporation
--------------------------------------------------------------------------------
Guarantees of
Debt Securities           --            --            --             --
of Block Financial
Corporation by
H&R Block, Inc.(4)
--------------------------------------------------------------------------------

(1) Or, if any debt securities are issued (i) at an original issue discount, such greater principal amount as shall result in an aggregate initial offering price of $1,000,000,000, or (ii) with a principal amount denominated in a currency other than U.S. dollars or a composite currency, such U.S. dollar amount as shall result from converting the aggregate public offering price of such debt securities into U.S. dollars at the spot exchange rate in effect on the date such debt securities are initially offered to the public.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.

(3) Calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

(4) No separate consideration will be received for H&R Block, Inc. guarantees. Pursuant to Rule 457(n) under the Securities Act of 1933, no separate fee is payable in respect of H&R Block, Inc. guarantees.

Pursuant to Rule 429 under the Securities Act of 1933, the prospectus filed as part of this Registration Statement may be used in connection with $250,000,000 of debt securities remaining unsold under Registration Statement No. 333-33655.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                 SUBJECT TO COMPLETION, DATED AUGUST 6, 2004
                                   PROSPECTUS
                                   ----------

                                 $1,250,000,000



                           Block Financial Corporation

                                 Debt Securities
                  Unconditionally Guaranteed by H&R Block, Inc.

      Block Financial Corporation may from time to time issue up to a total of $1,250,000,000 of debt securities. The specific terms of the debt securities with respect to which this prospectus is being delivered will be set forth in one or more supplements to this prospectus.

      You should read this prospectus and any prospectus supplement carefully before you purchase any of our debt securities. This prospectus may not be used to sell debt securities unless accompanied by a prospectus supplement.

      We may sell the debt securities directly to you, through agents we select, or through underwriters or dealers we select. If we use agents, underwriters or dealers to sell the debt securities, they will be named and their compensation will be described in one or more prospectus supplements. The net proceeds we expect to receive from such sales will be set forth in the respective prospectus supplements.

      Investing in the debt securities involves risks. See "Risk Factors" on page 3.

      Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                    The date of this prospectus is __________, 2004.





The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

                                TABLE OF CONTENTS
                                                                            Page
                                                                            ----

About This Prospectus..........................................................1
How to Obtain More Information.................................................2
Incorporation of Information Filed With the SEC................................2
Forward-Looking Statements.....................................................3
Risk Factors...................................................................3
Block Financial Corporation....................................................3
The Guarantor..................................................................4
Use of Proceeds................................................................5
Ratio of Earnings to Fixed Charges.............................................5
Description of Debt Securities.................................................6
Plan of Distribution..........................................................19
Legal Matters.................................................................20
Experts.......................................................................20





                              About This Prospectus

      This prospectus is part of a registration statement we filed with the Securities and Exchange Commission, or SEC, using a "shelf" registration process. Under the shelf registration process, using this prospectus, together with a prospectus supplement, we may sell, from time to time, in one or more offerings, any combination of the debt securities described in this prospectus in a dollar amount that does not exceed $1,250,000,000 in the aggregate. If we issue these debt securities at a discount from their original stated principal amount, then, for purposes of calculating the total dollar amount of all debt securities issued under this prospectus, we will treat the initial offering price of the debt securities as the total original principal amount of the debt securities. If we issue these debt securities with a principal amount denominated in a currency other than U.S. dollars or a composite currency, then, for purposes of calculating the total dollar amount of all debt securities issued under this prospectus, we will treat such U.S. dollar amount that shall result from converting the aggregate public offering price of such debt securities into U.S. dollars at the spot exchange rate in effect on the date such debt securities are initially offered to the public as the total original principal amount of the debt securities. This prospectus provides you with a general description of the debt securities we may offer. Each time we offer debt securities, a prospectus supplement will be provided that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus, the applicable prospectus supplement and the information incorporated by reference in this prospectus before making an investment in our debt securities. See "How to Obtain More Information" and "Incorporation of Information Filed with the SEC" for more information.

      You should rely only on the information contained in or incorporated by reference in this prospectus or a prospectus supplement. We have not authorized anyone to provide you with different information. This document may be used only in jurisdictions where offers and sales of these securities are permitted. You should not assume that information contained in this prospectus, in any supplement to this prospectus, or in any document incorporated by reference is accurate as of any date other than the date on the front page of the document that contains the information, regardless of when this prospectus is delivered or when any sale of our debt securities occurs.

      In this prospectus, we use the terms "Company", "BFC", "we" "us" and "our" to refer to Block Financial Corporation. References to "H&R Block" and "Guarantor" are to H&R Block, Inc., a Missouri corporation and our indirect parent company.

                         How to Obtain More Information

      H&R Block files annual, quarterly and interim reports, proxy and information statements and other information with the SEC. These filings contain important information, which does not appear in this prospectus. You may read and copy any materials we or H&R Block file with the SEC at the SEC's public reference room at 450 Fifth Street, NW, Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding H&R Block and us at http://www.sec.gov.

      We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended, with respect to the debt securities offered by this prospectus. This prospectus does not contain all of the information in the registration statement. We have omitted certain parts of the registration statement, as permitted by the rules and regulations of the SEC. You may inspect and copy the registration statement, including exhibits, at the SEC's public reference facilities or web site.

                Incorporation of Information Filed With the SEC

      The SEC allows us to "incorporate by reference" into this prospectus, which means that we may disclose important information to you by referring you to other documents that we or H&R Block have filed or will file with the SEC. We are incorporating by reference into this prospectus the following document filed with the SEC:

      o  H&R Block's Annual Report on Form 10-K for the year ended April 30,
          2004.

      All documents which we or H&R Block file with the SEC pursuant to section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus and before the termination of this offering of the debt securities will be deemed to be incorporated by reference in this prospectus and to be a part of it from the filing dates of such documents. Also, all such documents filed by H&R Block or us with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange act of 1934, as amended, after the date of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement will be deemed to be incorporated by reference in this prospectus and to be a part of it from the filing dates of such documents. Certain statements in and portions of this prospectus update and supersede information in the above listed documents incorporated by reference. Likewise, statements in or portions of a future document incorporated by reference in this prospectus may update and supersede statements in and portions of this prospectus or the above listed documents.

      The following information contained in such documents is not incorporated herein by reference:

      o information furnished under Items 9 and 12 of H&R Block's Current Reports on Form 8-K,

      o certifications accompanying or furnished in any such documents pursuant to Title 18, Section 1350 of the United States Code and

      o any other information in such documents which is not deemed to be filed with the SEC under Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

      H&R Block has furnished information under Item 12 "Reports of Operations and Financial Condition" in the Current Report on Form 8-K filed on June 10, 2004.

      We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents or this prospectus. Please direct your requests to Investor Relations, 1-800-869-9220, ext. 2721, or by mail to 4400 Main Street, Kansas City, Missouri 64111.

                           Forward-Looking Statements

      This prospectus, any prospectus supplement, and the documents incorporated by reference in this prospectus, may include forward-looking statements within the meaning of Section 27A of Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1955, as amended. All statements other than statements of historical fact may be deemed to be forward-looking statements. Examples of forward-looking statements include, but are not limited to:

      o projections of revenues, income or loss, earnings or loss per share, capital expenditures, the payment or non-payment of dividends, the repurchase of stock, capital structure and other financial items,

      o statements of plans and objectives of H&R Block's management or Board of Directors, including plans or objectives relating to products or services,

      o  statements of future economic performance, and

      o statements of assumptions underlying the statements described in above bullet points.

      Forward-looking statements can often be identified by the use of forward-looking terminology, such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates" and variations of these words and similar expressions. Any forward-looking statement speaks only as of the date on which it is made and is qualified in its entirety by reference to the factors discussed throughout this prospectus and in documents incorporated by reference. We do not undertake to update any forward-looking statement to reflect events or circumstances after the date on which it is made.

      Forward-looking statements are not guarantees of future performance or results, and are subject to known and unknown risks and uncertainties. Actual results may vary materially and adversely from those anticipated in the forward-looking statements as a result of a number of factors, including the risks described in "Risk Factors" below. Other factors not identified could also have such an effect.

      We cannot give you any assurance that the forward-looking statements included or incorporated by reference in this prospectus will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included or incorporated by reference in this prospectus, you should not regard the inclusion of this information as a representation by us or any other person that the results or conditions described in those statements or objectives and plans will be achieved.

                                  Risk Factors

      Investing in our securities involves a risk of loss. Before investing in the securities, you should carefully consider the risk factors described in "Risk Factors" in H&R Block's Annual Report on Form 10-K filed with the SEC for the fiscal year ended April 30, 2004, and subsequent filings containing updated disclosures of such factors, together with all of the other information included in this prospectus and any prospectus supplement and the other information that we have incorporated by reference. We also will include in the prospectus supplement additional risk factors applicable to H&R Block and us and the particular debt securities being issued. Any of these risks, as well as other risks and uncertainties, could harm the business and financial results of H&R Block and us, and cause the value of our debt securities to decline, which in turn could cause you to lose all or a part of your investment. These risks are not the only ones facing H&R Block or us. Additional risks not currently known to H&R Block or us or that we currently deem immaterial also may impair or harm the business and financial results of H&R Block and us. Statements in or portions of a future document incorporated by reference in this prospectus, including, without limitation, those relating to risk factors, may update and supersede statements in and portions of this prospectus or such incorporated documents.

                           Block Financial Corporation

      We are an indirect subsidiary of H&R Block. We were organized in May 1992 for the purpose of developing and providing tax-related and technology-related financial services. Our principal business activities include--

      o originating residential mortgage loans, servicing non-prime residential mortgage loans, and selling and securitizing residential mortgage loans and residual interests in residential mortgage loans,

      o purchasing participation interests in refund anticipation loans ("RALs") made by a lending bank to H&R Block tax customers,

      o  providing brokerage services and investment planning services, and

      o offering equity lines of credit to H&R Block's tax preparation franchisees.

      Our principal executive office is located at 4400 Main Street, Kansas City, Missouri 64111 and our telephone number is (816) 753-6900.

      Refund Anticipation Loans. Since July 1996, we have been a party to agreements with Household Tax Masters, Inc. and others to purchase participation interests in RALs provided by a lending bank to H&R Block tax clients. The 1996 agreement was amended and restated in January 2003 and again in June 2003. In the June 2003 agreement, we obtained the right to purchase a 49.9% participation interest in RALs obtained through offices owned by subsidiaries of H&R Block and a 25% interest in RALs obtained through major franchise offices. The current agreement continues through June 2006. Our purchases of the RAL participation interests are financed through short-term borrowings, and we bear all of the credit risk associated with our interests in the RALs.

      Mortgage Operations. Our Mortgage Operations segment originates mortgage loans, services non-prime loans and sells and securitizes mortgage loans and residual interests in the United States. Revenues consist primarily of gains from sales and securitizations of mortgage assets, accretion on residual and beneficial interests, and servicing fee income.

      Investment Services. Our Investment Services segment provides brokerage services and investment planning through H&R Block Financial Advisors, Inc. Products and services offered to customers include traditional brokerage products, as well as annuities, insurance, fee-based accounts, online account access, equity research and focus lists, model portfolios, asset allocation strategies, and other investment tools and information.

      Equity Lines of Credit. We offer to H&R Block's tax preparation franchisees lines of credit with reasonable interest rates under a program designed to better enable the franchisees to refinance existing business debt, expand or renovate offices or meet off-season cash flow needs. A franchise equity loan is a revolving line of credit secured by the H&R Block franchise and underlying business.

                                  The Guarantor

      H&R Block, Inc. is a diversified company delivering tax products and services and financial advice, investment and mortgage products and services and business and consulting services. For nearly 50 years, H&R Block has been developing relationships with millions of tax clients and its strategy is to expand on these relationships. H&R Block's tax services segments provide income tax return preparation services, electronic filing services and other services and products related to income tax preparation to the general public in the United States, and also in Canada, Australia and the United Kingdom. H&R Block also offers investment services through H&R Block Financial Advisors, Inc. H&R Block's mortgage services segment offers a full range of home mortgage products and services through Option One Mortgage Corporation and H&R Block Mortgage Corporation. RSM McGladrey Business Services, Inc. is a national accounting, tax and consulting firm primarily serving mid-sized businesses. H&R Block, Inc. was organized as a corporation in 1955 under the laws of the State of Missouri, and is a holding company with operating subsidiaries providing tax and financial products and services to the general public.

      U.S. Tax Services. H&R Block's U.S. Tax Services segment is primarily engaged in providing tax return preparation, filing and related services and products in the United States. Revenues include fees earned for tax-related services performed at company-owned retail tax offices, royalties from franchise retail tax offices, sales of service guarantees associated with tax returns prepared by us, sales of tax preparation and other software, fees from online tax preparation, and fees related to refund anticipation loans. Retail income tax return preparation and related services is H&R Block's original business. These services are provided by tax professionals via a system of retail offices operated directly by H&R Block or by franchisees. In addition to its retail offices, H&R Block offers digital tax preparation alternatives.

      Mortgage Services. H&R Block's Mortgage Services segment originates mortgage loans, services non-prime loans and sells and securitizes mortgage loans and residual interests in the United States. Revenues consist primarily of gains from sales and securitizations of mortgage assets, accretion on residual and beneficial interests, and servicing fee income.

      Business Services. H&R Block's Business Services segment offers middle-market companies accounting, tax and consulting services. H&R Block has continued to expand the services it has to offer to clients by adding wealth management, retirement resources, payroll services, corporate finance and financial process outsourcing.

      Investment Services. H&R Block's Investment Services segment provides brokerage services and investment planning through H&R Block Financial Advisors, Inc. Products and services offered to customers include traditional brokerage products, as well as annuities, insurance, fee-based accounts, online account access, equity research and focus lists, model portfolios, asset allocation strategies, and other investment tools and information.

      International Tax Services. H&R Block's International Tax Services segment provides tax return preparation, electronic filing and related services to the general public, principally in Canada, Australia and the United Kingdom. H&R Block also offers tax preparation of U.S. tax returns and related services in company-owned and franchise offices in nine countries and U.S. Territories, electronic filing of U.S. income tax returns at H&R Block offices located in Europe, and electronic filing of Canadian, Australian and United Kingdom income tax returns at H&R Block offices located in their respective countries.

      Changes in Segment Reporting. In the first quarter of fiscal year 2005, H&R Block's reportable segments were redefined as Tax Services, Mortgage Services, Business Services, Investment Services and Corporate Services. Future filings with the Securities and Exchange Commission will reflect the results of operations accordingly.

      H&R Block is headquartered at 4400 Main Street, Kansas City, Missouri and its telephone number is (816) 753-6900.

                                 Use of Proceeds

      Except as otherwise described in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the debt securities for working capital, capital expenditures and other general corporate purposes, including refinancing of existing debt. Pending such uses, we may temporarily invest the net proceeds in interest-bearing securities. The prospectus supplement relating to an offering may contain a more detailed description of the use of proceeds.

                       Ratio of Earnings to Fixed Charges

      The ratios of earnings to fixed charges for each of the fiscal years ended April 30, 2000 through 2004 for H&R Block and us are set forth below.

                                               Year Ended April 30,
                                   ---------------------------------------------
                                      2004    2003    2002     2001     2000
                                      ----    ----    ----     ----     ----
Ratio of Earnings to
Fixed Charges
   Block Financial Corporation        13.3     9.9     3.8      1.5      1.7
   H&R Block, Inc.                     8.1     7.0     5.0      2.6      3.0

The ratio of earnings to fixed charges is computed by dividing earnings by fixed charges. Earnings consist of earnings from continuing operations before income taxes plus fixed charges. Fixed charges consist of interest expense and the portion of operating rental expense management believes represents the interest component of rent expense.

                         Description of Debt Securities

      This prospectus sets forth some of the general terms and provisions of the debt securities. The particular terms of the debt securities and the extent, if any, to which such general provisions may apply to the debt securities so offered will be described in the prospectus supplement relating to such debt securities.

      The debt securities will be general obligations of us and will be irrevocably and unconditionally guaranteed by H&R Block. The debt securities and guarantees will be issued under an indenture between us, H&R Block and Bankers Trust Company, as trustee for our $250,000,000 6.75% senior notes due 2004, and The Bank of New York, as trustee for our $500,000,000 8.50% senior notes due 2007. The trustee for each additional series of debt securities will be named in the prospectus supplement for that series. A copy of the indenture has been filed as an exhibit to the registration statement of which this prospectus is a part. The following discussion of certain provisions of the indenture is a summary only and does not purport to be a complete description of the terms and provisions of the indenture.

General

      The indenture does not limit the aggregate principal amount of debt securities that we can issue under the indenture. The debt securities may be issued in one or more series as our board of directors may authorize from time to time. The prospectus supplement relating to any debt securities being offered will include the specific terms relating to the offering. These terms will include some or all of the following:


      o  the title of debt securities of the series;

      o any limit on the aggregate principal amount of the debt securities of the series that may be authenticated and delivered under the indenture;

      o the date or dates on which the principal and premium, if any, with respect to the debt securities of the series are payable;

      o the rate or rates (which may be fixed or variable) at which the debt securities of the series will bear interest (if any) and the method of determining any variable rate of interest;

      o the date or dates from which interest will accrue on the debt securities;

      o the interest payment dates on which we will pay interest or the method for determining the interest payment dates;

      o the record dates for the determination of holders of the debt securities to whom interest is payable (in the case of registered securities);

      o the basis upon which we will calculate interest if other than that of a 360-day year of twelve 30-day months;

      o the place or places of payment where we will pay the principal, premium, if any, and interest with respect to debt securities of the series;

      o the price or prices at which, the period or periods within which, and the terms and conditions upon which we may redeem the debt securities of the series, in whole or in part, at our option or otherwise;

      o our obligation, if any, to redeem, purchase, or repay debt securities of the series pursuant to any sinking fund or analogous provisions or at the option of a holder and the price or prices at which, the period or periods within which, and the terms and conditions upon which debt securities of the series will be redeemed, purchased, or repaid, in whole or in part, pursuant to these obligations;

      o the terms, if any, upon which the debt securities of the series may be convertible into or exchanged for other debt securities of us, H&R Block or any other obligor and the terms and conditions upon which such conversion or exchange will be effected, including the initial conversion or exchange price or rate, the conversion or exchange period and any other provision in addition to or in lieu of those described herein;

      o the denominations in which we will issue the debt securities of the series;

      o if the amount of principal, premium, if any, or interest with respect to the debt securities of the series may be determined with reference to an index or pursuant to a formula, the manner in which these amounts will be determined;

      o if the principal amount payable at the stated maturity of debt securities of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount that will be deemed to be the principal amount as of any date of determination for any purpose, including the principal amount that will be due and payable upon any maturity other than the stated maturity or that will be deemed to be outstanding as of any date of determination (or, in such case, the manner in which the deemed principal amount is to be determined), and if necessary, the manner of determining the equivalent thereof in United States currency;

      o any changes or additions to the provisions of the indenture dealing with defeasance, including the addition of additional covenants that are subject to our covenant defeasance option;

      o the coin or currency or currencies or units of two or more currencies in which we will pay the principal of and premium, if any, and interest with respect to debt securities of the series;

      o if other than the full principal amount of the debt securities, the portion of the principal amount of debt securities of the series that will be payable upon declaration of acceleration or provable in bankruptcy;

      o the terms, if any, of any liens granted as security for the debt securities of the series and a description of the collateral securing those liens, including whether certain provisions of the Trust Indenture Act are applicable and any corresponding changes to provisions of the indenture as currently in effect;

      o any addition to or change in the events of default with respect to the debt securities of the series and any change in the right of the trustee or the holders to declare the principal of and interest on, those debt securities due and payable;

      o if the debt securities of the series are issued in whole or in part in the form of a global security, the terms and conditions, if any, upon which the holders may exchange the global security in whole or in part for other individual debt securities in definitive registered form and the depositary for the global security;

      o any trustees, authenticating or paying agents, transfer agents or registrars;

      o the applicability of, and any addition to or change in the covenants and definitions currently set forth in the indenture or in the terms relating to permitted consolidations, mergers, or sales of assets, including conditioning any merger, conveyance, transfer or lease permitted by the indenture upon the satisfaction of an indebtedness coverage standard by us and any successor company;

      o the terms, if any, of any guarantee (other than the guarantee of H&R Block) of the payment of principal of, and premium, if any, and interest on, debt securities of the series and any corresponding changes to the provisions of the indenture as currently in effect;

      o the subordination, if any, of the debt securities of the series pursuant to the indenture and any changes or additions to the provisions of the indenture relating to subordination;

      o with regard to debt securities of any series that do not bear interest, the dates for certain required reports to the trustee; and

      o any other terms of the debt securities of the series that are not prohibited by the indenture.

      The prospectus supplement will also describe any material United States federal income tax consequences or other special considerations applicable to the series of debt securities to which the prospectus supplement relates, including the following:

      o debt securities with respect to which payments of principal, premium, or interest are determined with reference to an index or formula (including changes in prices of particular securities, currencies, or commodities);

      o debt securities with respect to which principal, premium, or interest is payable in a foreign or composite currency;

      o debt securities that are issued at a discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates; and

      o variable rate debt securities that are exchangeable for fixed rate debt securities.

      We will make payments of interest the debt securities at the corporate trust office of the trustee for the applicable series or at our option by check mailed to the registered holders or, if so provided in the applicable prospectus supplement, at the option of a holder by wire transfer to an account designated by the holder.

      Unless otherwise provided in the applicable prospectus supplement, holders of debt securities may transfer or exchange their debt securities at the office of the trustee at which its corporate trust business is principally administered in the United States or at the office of the trustee or the trustee's agent in the Borough of Manhattan, the City and State of New York, at which its corporate agency business is conducted, subject to the limitations provided in the indenture, without the payment of any service charge, other than any tax or governmental charge payable in connection therewith.

Guarantees

      H&R Block will irrevocably and unconditionally guarantee to each holder of a debt security the due and punctual payment of the principal of, and any premium and interest on, the debt security, when and as the same become due and payable, whether at maturity, upon acceleration, by call for redemption or otherwise. H&R Block has:

      o agreed that its obligations under the guarantees in the event of an event of default will be as if it were principal obligor and not merely surety, and will be enforceable irrespective of any invalidity, irregularity or unenforceability of any series of the debt securities or the indenture or any indenture supplement; and

      o waived its right to require the trustee or the holders to pursue or exhaust their legal or equitable remedies against us prior to exercising their rights under the guarantees.

Global Securities

      The debt securities of a series may be issued in whole or in part in the form of one or more fully registered global securities that will be deposited with a depositary, or with a nominee for a depositary identified in the prospectus supplement relating to the series. In such case, one or more global securities will be issued in a denomination or aggregate denomination equal to the portion of the aggregate principal amount of outstanding registered debt securities of the series to be represented by the global security or securities. Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a global security may not be transferred except as a whole by the depositary for the global security to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any such nominee to a successor of the depositary or a nominee of the successor.

      We will describe the specific terms of the depositary arrangement with respect to any portion of a series of debt securities represented by a global security in the prospectus supplement relating to the series. We anticipate that the following provisions will apply to all depositary arrangements.

      Upon the issuance of a global security, the depositary for the global security will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by the global security to the accounts of persons that have accounts with the depositary, who are commonly referred to as "participants". The amounts to be credited will be designated by any underwriters or agents participating in the distribution of the debt securities. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold interest through participants. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary for the global security (with respect to interests of participants) or by participants or persons that hold through participants (with respect to interests of persons other than participants). So long as the depositary for a global security, or its nominee, is the registered owner of the global security, the depositary or the nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the indenture. Except as set forth below, owners of beneficial interests in a global security will not:

      o be entitled to have the debt securities represented by the global security registered in their names,

      o receive or be entitled to receive physical delivery of their debt securities in definitive form, or

      o be considered the owners or holders of the debt securities under the indenture.

      We will pay to the depositary or its nominee, as the registered owner of a global security, the principal, premium, if any, and interest payments on debt securities represented by the global security. Neither we, nor the trustee or any paying agent for the debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

      We expect that the depositary for any debt securities represented by a global security, upon receipt of any payment of principal, premium, or interest, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in the global security held through the participants will be governed by standing instructions and customary practices, as is now the case with the securities held for the accounts of customers registered in street name, and will be the responsibility of the participants.

      If the depositary for any debt securities represented by a global security is at any time unwilling or unable to continue as depositary and we do not appoint a successor depositary within 90 days, we will issue debt securities in definitive form in exchange for the global security. In addition, we may at any time and in our sole discretion determine not to have any of the debt securities of a series represented by one or more global securities. In such event, we will issue debt securities of the series in definitive form in exchange for the global security or securities representing the debt securities.

Subordination

      Debt securities of any series may be subordinated to our senior indebtedness to the extent set forth in the prospectus supplement relating to that series. In general, senior indebtedness for any series of subordinated debt securities will be defined as:

      o  indebtedness that we owe to banks, and

      o any other indebtedness that we designate as senior indebtedness with respect to that series.

The prospectus supplement relating to each series of subordinated debt securities will describe the specific terms and conditions of the subordination.

      Upon any payment or distribution of our to creditors or upon a total or partial liquidation or dissolution of us or in a bankruptcy, receivership, or similar proceeding relating to us or our property--

      o holders of senior indebtedness will be entitled to receive payment in full in cash of the senior indebtedness before holders of subordinated debt securities will be entitled to receive any payment of principal, premium, or interest with respect to the subordinated debt securities, and

      o until the senior indebtedness is paid in full, any distribution to which holders of subordinated debt securities would otherwise be entitled will be made to the holders of senior indebtedness (except that the holders of subordinated debt securities may receive shares of stock and any debt securities that are subordinated to senior indebtedness to at least the same extent as the subordinated debt securities).

      We may not--

      o make any payments of principal, premium, or interest with respect to subordinated debt securities,

      o make any deposit for the purpose of defeasance of the subordinated debt securities, or

      o repurchase, redeem, or otherwise retire any subordinated debt securities (except, in the case of subordinated debt securities that provide for a mandatory sinking fund, by our delivery of subordinated debt securities to the trustee in satisfaction of our sinking fund obligation)

      if--

      o any principal, premium, if any, or interest with respect to senior indebtedness is not paid within any applicable grace period (including at maturity) or

      o any other default on senior indebtedness occurs and the maturity of the senior indebtedness is accelerated in accordance with its terms,

      unless, in either case--

      o the default has been cured or waived and the acceleration has been rescinded,

      o  the senior indebtedness has been paid in full in cash, or

      o the holders of the senior indebtedness give the trustee and us written notice approving the payment.

      During the continuance of any default (other than those described above) under any senior indebtedness that permits the holders of the senior indebtedness to immediately accelerate the senior indebtedness' maturity without further notice or the expiration of any applicable grace periods, we may not pay the subordinated debt securities for a period (the "payment blockage period") commencing on the receipt by the trustee and us of written notice of the default from the representative of the senior indebtedness specifying an election to effect a payment blockage period (a "blockage notice"). The payment blockage period may be terminated before its expiration by--

      o written notice to the trustee and us from the person who gave the blockage notice,

      o repayment in full in cash of the senior indebtedness with respect to which the blockage notice was given, or

      o because the default giving rise to the payment blockage period is no longer continuing.

      Unless the holders of the senior indebtedness have accelerated the maturity of their indebtedness, we may resume payments on the subordinated debt securities after the expiration of the payment blockage period. Not more than one blockage notice may be given in any period of 360 consecutive days unless the first blockage notice within the 360-day period is given by or on behalf of holders of senior indebtedness other than bank indebtedness, in which case the representative of the bank indebtedness may give another blockage notice within such period. In no event, however, may the total number of days during which any payment blockage period or periods is in effect exceed 179 days in the aggregate during any period of 360 consecutive days. After all senior indebtedness is paid in full and until the subordinated debt securities are paid in full, holders of the subordinated debt securities will be subrogated to the rights of holders of senior indebtedness to receive distributions applicable to senior indebtedness.

      All payments by H&R Block pursuant to any guarantees of subordinated debt securities will be subordinated in right of payment to the prior payment in full of all senior indebtedness of H&R Block.

      By reason of such subordination, in the event of insolvency, creditors of H&R Block and us who are holders of senior indebtedness, as well as certain general creditors of H&R Block and us, may recover more, ratably, than the holders of the subordinated debt securities.

Events of Default and Remedies

      The following events are defined in the indenture as "events of default" with respect to each series of debt securities:

      o default in the payment of any installment of interest on any debt securities of that series as and when the same becomes due and payable (whether or not, in the case of subordinated debt securities, the payment is prohibited by reason of the subordination provisions described above) and continuance of the default for a period of 30 days;

      o default in the payment of principal or premium with respect to any debt securities of that series as and when the same becomes due and payable, whether at maturity, upon redemption, by declaration, upon required repurchase, or otherwise (whether or not, in the case of subordinated debt securities, the payment is prohibited by reason of the subordination provisions described above);

      o default in the payment of any sinking fund payment with respect to any debt securities of that series as and when the same becomes due and payable;

      o failure on the part of H&R Block or us to comply with the provisions of the indenture relating to consolidations, mergers and sales of assets;

      o failure on the part of H&R Block or us duly to observe or perform any of our other covenants or agreements with respect to that series, which failure continues for a period of 60 days after the date on which the trustee or the holders of at least 25% of the then outstanding principal amount of the debt securities of that series provide written notice specifying the failure and requiring H&R Block or us to remedy the same;

      o indebtedness of H&R Block or any its subsidiaries is not paid within any applicable grace period after final maturity or is accelerated by the holders of the indebtedness because of a default, but only if the total amount of the indebtedness unpaid or accelerated exceeds $100 million or the United States dollar equivalent at the time and the default remains uncured or the acceleration is not rescinded for 10 days after the date on which the trustee or the holders of at least 25% of the then outstanding principal amount of the debt securities of that series provide written notice specifying the failure and requiring H&R Block to remedy the same;

      o certain events of bankruptcy or insolvency occur with respect to H&R Block or us; or

      o any other event of default specified in the prospectus supplement for that series of debt securities.

      An event of default with respect to one series of debt securities is not necessarily an event of default for another series.

      If an event of default occurs and is continuing with respect to any series of debt securities, unless the principal and interest with respect to all the debt securities of that series have already become due and payable, either the trustee or the holders of at least 25% of the then outstanding principal amount of the debt securities of that series may declare the principal of (or, if the debt securities were issued at a discount below their stated principal amount and bear no interest or interest at a rate that at the time of issuance is below market, the portion of the principal amount as may be specified in the series) and interest on all the debt securities of that series due and payable immediately.

      If an event of default occurs and is continuing, the trustee may--

      o institute any action or proceeding for the collection of the sums so due and unpaid or to enforce the performance of any provision of the debt securities of the affected series or the indenture,

      o prosecute any such action or proceeding to judgment or final decree, and

      o enforce any such judgment or final decree against us or any other obligor on the debt securities of that series.

      In addition, if any proceedings for the bankruptcy or reorganization of us or any other obligor on the debt securities is pending, or if a receiver, trustee, or similar official is appointed for our or another obligor's property, the trustee may file and prove a claim for the whole amount of principal, premium and interest (or, in the case of debt securities that are issued at a discount, the portion of the principal amount as may be specified in the terms of that series) owing and unpaid with respect to the debt securities.

      No holder of any debt securities of any series will have any right to institute any action or proceeding upon or under or with respect to the indenture, for the appointment of a receiver or trustee, or for any other remedy, unless--

      o the holder previously has given written notice to the trustee that an event of default with respect to the debt securities of that series has occurred and is continuing,

      o the holders of at least 25% of the then outstanding principal amount of the debt securities of that series requested the trustee to institute such action or proceeding with respect to the event of default and have offered to the trustee such reasonable indemnity as it may require against the costs, expenses, and liabilities to be incurred by it in connection with the action or proceeding, and

      o the trustee, for 60 days after its receipt of the above notice, request, and offer of indemnity has failed to institute the action or proceeding and no direction inconsistent with the written request has been given to the trustee pursuant to the provisions of the indenture.

      Prior to the acceleration of the maturity of the debt securities of any series, the holders of a majority of the then outstanding principal amount of the debt securities of that series may, on behalf of the holders of all debt securities of that series, waive any past default or event of default and its consequences for that series, except--

      o a default in the payment of the principal, premium or interest with respect to such debt securities, or

      o a default with respect to a provision of the indenture that cannot be amended without the consent of each holder affected thereby.

      In case of any waiver, the default will cease to exist, any event of default arising therefrom will be deemed to have been cured for all purposes, and we, the trustee and the holders of the debt securities of that series will be restored to our former positions and rights under the indenture.

      Within 90 days after the occurrence of a default known to the trustee with respect to a series of debt securities, the trustee will give to the holders of the debt securities of that series notice of all uncured defaults with respect to that series that are known to it, unless the defaults have been cured or waived before the giving of the notice. However, except in the case of default in the payment of principal, premium, or interest with respect to the debt securities of any series or in the making of any sinking fund payment with respect to the debt securities of any series, the trustee will be protected in withholding the notice if it in good faith determines that the withholding of the notice is in the interest of the holders of the debt securities.

Modification of the Indenture

      H&R Block, the trustee and we may enter into supplemental indentures without the consent of the holders of debt securities issued under the indenture for one or more of the following purposes:

      o to evidence the succession of another person to us or H&R Block pursuant to the provisions of the indenture relating to consolidations, mergers, and sales of assets and the assumption by the successor of the covenants, agreements, and obligations of us or H&R Block in the indenture and in the debt securities;

      o to surrender any right or power conferred upon us or H&R Block by the indenture, to add to the covenants of us or H&R Block such further covenants, restrictions, conditions, or provisions for the protection of the holders of all or any series of debt securities as our board of directors or the board of directors of H&R Block consider to be for the protection of the holders of the debt securities, and to make the occurrence, or the occurrence and continuance of a default in any of such additional covenants, restrictions, conditions, or provisions, a default or an event of default under the indenture (provided, however, that with respect to any such additional covenant, restriction, condition, or provision, the supplemental indenture may provide for a period of grace after default, which may be shorter or longer than that allowed in the case of other defaults, may provide for an immediate enforcement upon the occurrence of the default, may limit the remedies available to the trustee upon the occurrence of the default, or may limit the right of holders of a majority in aggregate principal amount of any or all series of debt securities to waive the default);

      o to cure any ambiguity or to correct or supplement any provision contained in the indenture, in any supplemental indenture, or in any debt securities that may be defective or inconsistent with any other provision contained in the indenture; to convey, transfer, assign, mortgage, or pledge any property to or with the trustee, or to make such other provisions in regard to matters or questions arising under the indenture as do not adversely affect the interests of any holders of debt securities of any series;

      o to modify or amend the indenture to permit the qualification of the indenture or any supplemental indenture under the Trust Indenture Act as then in effect;

      o to add or change any of the provisions of the indenture to change or eliminate any restriction on the payment of principal or premium with respect to debt securities so long as any such action does not adversely affect the interest of the holders of debt securities in any material respect or permit or facilitate the issuance of debt securities of any series in uncertificated form;

      o to comply with the provisions of the indenture relating to consolidations, mergers, and sales of assets;

      o in the case of subordinated debt securities, to make any change in the provisions of the indenture relating to subordination that would limit or terminate the benefits available to any holder of senior indebtedness under such provisions (but only if the holder of senior indebtedness consents to the change);

      o to add additional guarantees with respect to the debt securities or to secure the debt securities;

      o to make any change that does not adversely affect the rights of any holder;

      o to add to, change, or eliminate any of the provisions of the indenture with respect to one or more series of debt securities, so long as any addition, change, or elimination not otherwise permitted under the indenture will (1) neither apply to any debt securities of any series created prior to the execution of the supplemental indenture and entitled to the benefit of such provision nor modify the rights of the holders of any such debt security with respect to such provision or (2) become effective only when there is no such debt security outstanding;

      o to evidence and provide for the acceptance of appointment by a successor or separate trustee with respect to the debt securities of one or more series and add to or change any of the provisions of the indenture that are necessary to provide for or facilitate the administration of the indenture by more than one trustee; and

      o  to establish the form or terms of debt securities of any series.

      With the consent of the holders of a majority of the then outstanding principal amount of the debt securities of each affected series, we, H&R Block and the trustee may from time to time and at any time enter into a supplemental indenture for the purpose of adding any provisions to, changing in any manner, or eliminating any of the provisions of the indenture or of any supplemental indenture or modifying in any manner the rights of the holder of the debt securities of that series.

      Without the consent of the holders of each debt security so affected, no supplemental indenture will--

      o reduce the percentage in principal amount of debt securities of any series whose holders must consent to an amendment,

      o reduce the rate of or extend the time for payment of interest on any debt security,

      o reduce the principal of or extend the stated maturity of any debt security,

      o reduce the premium payable upon the redemption of any debt security or change the time at which any debt security may or will be redeemed,

      o make any debt security payable in a currency other than that stated in the debt security,

      o in the case of any subordinated debt security, make any change in the provisions of the indenture relating to subordination that adversely affects the rights of any holder under those provisions,

      o release any security that may have been granted with respect to the debt securities, or

      o make any change in the provisions of the indenture relating to waivers of defaults or amendments that require unanimous consent.

Certain Covenants

      Limitation on Liens. H&R Block may not, and may not permit any of its subsidiaries to, directly or indirectly, create or permit to exist any lien on any principal property (or any stock or indebtedness of a subsidiary that owns or leases a principal property), whether owned on the date of issuance of the debt securities or thereafter acquired, to secure any obligation, unless H&R Block contemporaneously secures the debt securities equally and ratably with (or prior to) that obligation. The preceding sentence will not require H&R Block to secure the debt securities if the lien consists of the following:

      o  permitted liens; or

      o liens securing indebtedness if, after giving pro forma effect to the incurrence of such indebtedness (and the receipt and application of the proceeds thereof) or the securing of outstanding indebtedness, all indebtedness of H&R Block and its subsidiaries secured by liens on any principal property (other than permitted liens), at the time of determination does not exceed 10% of the total consolidated stockholders' equity of H&R Block as shown on the audited consolidated balance sheet contained in the latest annual report to stockholders of H&R Block.

      Under the indenture, a "principal property" is any property or assets owned by H&R Block or any of its subsidiaries other than any property which, in the good faith opinion of H&R Block's board of directors, is not of material importance to the business conducted by H&R Block and its subsidiaries taken as a whole.

      Under the indenture, the term "indebtedness" means, with respect to any person on any date of determination (without duplication)--

      o  the principal of indebtedness of that person for borrowed money;

      o the principal of obligations of that person evidenced by bonds, debentures, notes or other similar instruments;

      o all obligations of that person that are required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with generally accepted accounting principles;

      o all obligations of that person to pay the deferred and unpaid purchase price of property or services other than trade payables;

      o all obligations of that person in respect of letters of credit or other similar instruments, other than obligations with respect to letters of credit securing obligations (other than obligations listed in the preceding four bullet points) entered into in the ordinary course of business, if the letters of credit are not drawn upon or, if drawn upon, the drawing is reimbursed with three business day after a demand for repayment has been made;

      o the amount of all obligations of that person with respect to the redemption, repayment or other repurchase of any disqualified stock, other than accrued dividends. "Disqualified stock" is any capital stock that by its terms (or by the terms of any security into which it is convertible of for which it is exchangeable) or upon the happening of any event--

         - matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise,

         - is convertible or exchangeable for indebtedness (other than preferred stock) or "disqualified stock" or

         - is redeemable at the option of the holder thereof, in whole or in part on or prior to the first anniversary of the maturity date of the debt securities.

      o all indebtedness of other persons secured by a lien on any asset of that person, whether or not the indebtedness is assumed by that person; provided, however, that the amount of the indebtedness will be the lesser of--

         - the fair market value of the asset at the date of determination; and

         -    the amount of the indebtedness of the other persons; and

      o all indebtedness of other persons to the extent guaranteed by that person.

      Under the indenture, "permitted liens" of any person are defined as--

      o pledges or deposits by that person under worker's compensation laws, unemployment insurance laws, social security laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of indebtedness) or leases to which that person is a party, or deposits to secure public or statutory obligations of that person or deposits of cash or bonds to secure performance, surety or appeal bonds to which that person is a party or which are otherwise required of that person, or deposits as security for contested taxes or import duties or for the payment of rent or other obligations of like nature, in each case incurred in the ordinary course of business;

      o liens imposed by law, such as carriers', warehousemen's, laborers', materialmen's, landlords', vendors', workmen's, operators', factors and mechanics liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings;

      o liens for taxes, assessments and other governmental charges or levies not yet delinquent or which are being contested in good faith by appropriate proceedings;

      o survey exceptions, encumbrances, easements or reservations of or with respect to, or rights of others for or with respect to, licenses, rights-of-way, sewers, electric and other utility lines and usages, telegraph and telephone lines, pipelines, surface use, operation of equipment, permits, servitudes and other similar matters, or zoning or other restrictions as to the use of real property or liens incidental to the conduct of the business of that person or to the ownership of its properties which were not incurred in connection with indebtedness and which do not in the aggregate materially adversely affect the value of the properties or materially impair their use in the operation of the business of that person;

      o liens existing on or provided for under the terms of agreements existing on date any debt securities are issued (including, without limitation, under H&R Block's then existing credit agreement);

      o liens on property at the time H&R Block or any of its subsidiaries acquired the property or the entity owning the property; however, any such lien may not extend to any other property owned by H&R Block or any of its subsidiaries;

      o liens on any principal property, or any shares of stock or indebtedness of any subsidiary, that H&R Block or any subsidiary acquires after the date of the indenture that are created contemporaneously with such acquisition, or within 24 months after the acquisition, to secure or provide for the payment or financing of any part of the purchase price;

      o liens arising in connection with the securitization of any mortgage loans that H&R Block or any of its subsidiaries own;

      o liens arising in connection with the sale of any credit card receivables that H&R Block or any of its subsidiaries own;

      o liens securing the obligations of that person pursuant to any hedging agreements of the type customarily entered into for the purpose of limiting risk with respect to fluctuations in interest rates, foreign currency exchange rates, commodity prices or similar risks;

      o liens on property securing indebtedness that H&R Block or any of its subsidiaries incurs to provide funds for all or any portion of the cost of acquiring, constructing, altering, expanding, improving or repairing that property or assets used in connection with that property;

      o liens securing intercompany indebtedness owed to H&R Block or a wholly owned subsidiary of H&R Block;

      o liens on any property to secure indebtedness incurred in connection with the construction, installation or financing of pollution control or abatement facilities or other forms of industrial revenue bond financing or indebtedness issued or guaranteed by the United States, any state or any department, agency or instrumentality thereof;

      o liensrequired by any contract, statute, regulation or order in order to permit H&R Block or any of its subsidiaries to perform any contract or subcontract made by it with or at the request of the United States or any State thereof or any department, agency or instrumentality of either or to secure partial, progress, advance or other payments by H&R Block or any of its subsidiaries to the United States or any State thereof or any department agency or instrumentality of either pursuant to the provisions of any contract, statute, regulation or order;

      o liens securing indebtedness of joint ventures in which H&R Block or a subsidiary has an interest to the extent the liens are on property or assets of, those joint ventures;

      o liens resulting from the deposit of funds or evidences of indebtedness in trust for the purpose of defeasing indebtedness of H&R Block or any of its subsidiaries;

      o legal or equitable encumbrances deemed to exist by reason of negative pledges or the existence of any litigation or other legal proceeding and any related lis pendens filing (excluding any attachment prior to judgment lien or attachment lien in aid of execution on a judgment);

      o any attachment lien being contested in good faith and by proceedings promptly initiated and diligently conducted, unless the attachment giving rise to the lien will not, within 60 days after the entry thereof, have been discharged or fully bonded or will not have been discharged within 60 days after the termination of any such bond;

      o any judgment lien, unless the judgment it secures will not, within 60 days after the entry of the judgment, have been discharged or execution thereof stayed pending appeal, or will not have been discharged within 60 days after the expiration of any such stay;

      o liens to banks arising from the issuance of letters of credit issued by those banks;

      o rights of a common owner of any interest in property held by that person;

      o any defects, irregularities or deficiencies in title to easements, rights-of-way or other properties which do not in the aggregate materially adversely affect the value of the properties or materially impair their use in the operation of the business of the person; and

      o liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements), as a whole, or in part, of any indebtedness secured by any lien referred to in the foregoing clauses (e) through
         (p); provided, however, that--

         - the new lien must be limited to all or part of the same property that secured the original lien (plus improvements on the property), and

         - the indebtedness secured by the lien at such time is not increased to any amount greater than the sum of--

              (A) the outstanding principal amount or, if greater, committed amount of the indebtedness described under clauses (e) through (1) at the time the original lien became a permitted lien under the indenture, and

              (B) an amount necessary to pay any fees and expenses, including premiums, related to the refinancing, refunding, extension, renewal or replacement.

      Ownership of the Company. So long as any of the debt securities are outstanding and subject to certain rights described below under "--Consolidation, Merger, and Sale of Assets", H&R Block will continue to own, directly or indirectly, all of our outstanding voting shares.

Consolidation, Merger and Sale of Assets

      Neither H&R Block nor we may consolidate with or merge with or into any person, or convey, transfer, or lease all or substantially all of our assets, unless the following conditions have been satisfied:

      o either (1) H&R Block is the continuing person in the case of a merger or (2) the surviving corporation is a corporation organized and existing under the laws of the United States, any State, or the District of Columbia and expressly assumes all of the obligations of us and H&R Block under the debt securities and the indenture;

      o immediately after giving effect to the transaction (and treating any indebtedness that becomes an obligation of the successor company or any subsidiary of H&R Block as a result of the transaction as having been incurred by the successor company or the subsidiary at the time of the transaction), no default or event of default would occur or be continuing; and

      o H&R Block has delivered to the trustee an officers' certificate and an opinion of counsel, each stating that such consolidation, merger, or transfer complies with the indenture.

Satisfaction and Discharge of the Indenture; Defeasance

      The indenture will generally cease to be of any further effect with respect to a series of debt securities if

      o we have delivered to the trustee for cancellation all debt securities of that series (with certain limited exceptions) or

      o all debt securities of that series not previously delivered to the trustee for cancellation have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year, and we have deposited with the trustee as trust funds the entire amount in the currency in which the debt securities are denominated sufficient to pay at maturity or upon redemption all of those debt securities.

      In either case, we must also pay or cause to be paid all other sums payable by us under the indenture.

      In addition, we have a "legal defeasance option" that permits us to terminate, with respect to the debt securities of any particular series, all of our obligations under those debt securities and the indenture with respect to those debt securities. If we exercise our legal defeasance option with respect to a series of debt securities, payment of those debt securities cannot be accelerated because of an event of default.

      We also have a "covenant defeasance option" that permits us to terminate, with respect to the debt securities of any particular series, our obligations with respect to those debt securities under certain specified covenants contained in the indenture. If we exercise our covenant defeasance option with respect to any series of debt securities, payment of those debt securities cannot be accelerated because of an event of default related to the specified covenants.

      We may exercise our legal defeasance option or our covenant defeasance option with respect to the debt securities of a series only if, among other things--

      o we irrevocably deposits in trust with the trustee cash or United States government securities sufficient to pay the principal, premium, and interest with respect to those debt securities to maturity or redemption, as the case may be,

      o we deliver to the trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payment of principal and interest when due and without reinvestment on the deposited U.S. government securities plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay the principal, premium, and interest when due with respect to all the debt securities of those series to maturity or redemption, as the case may be,

      o 91 days after the deposit is made and during that 91-day period no default relating the bankruptcy or dissolution of us or H&R Block occurs that is continuing at the end of that period,

      o no event of default has occurred and is continuing on the date of the deposit and after giving effect to the deposit, and

      o the deposit does not constitute a default under any other agreement binding on us or H&R Block, and, in the case of subordinated debt securities, is not prohibited by the provisions of the indenture relating to subordination.

      The trustee will hold in trust the cash or U.S. government securities deposited with it as described above and will apply the deposited cash and the proceeds from the deposited U.S. government securities to the payment of principal, premium, and interest with respect to the debt securities of the defeased series. In the case of subordinated debt securities, the money and U.S. government securities so held in trust will not be subject to the subordination provisions of the indenture.

The Trustee

      We may maintain banking and other commercial relationships with the trustee and its affiliates in the ordinary course of business and the trustee may own debt securities.

                              Plan of Distribution

      We may sell the debt securities being offered hereby in one or more of the following ways from time to time:

      o  to underwriters for resale to the public or to investors;

      o  through agents to the public or to investors;

      o  directly to investors;

      o through a number of direct sales or auctions performed by utilizing the Internet or a bidding or ordering system; or

      o  through a combination of any of these methods of sale.


      We may distribute the debt securities from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

Sale Through Underwriters

      If we use underwriters in the sale, such underwriters will acquire the debt securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the debt securities will be subject to certain conditions. The underwriters will be obligated to purchase all the debt securities of the series offered if any of the securities are purchased. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers.

Sale Through Agents

      We may sell offered debt securities through agents designated by us. Unless indicated in the prospectus supplement, the agents will use their reasonable best efforts to solicit purchases for the period of their appointment.

Direct Sales

      We may also sell offered debt securities directly. In this case, no underwriters or agents would be involved.

Sale Through the Internet

      We may from time to time offer debt securities directly to the public, with or without the involvement of agents, underwriters or dealers, and may utilize the Internet or another electronic bidding or ordering system for the pricing and allocation of such debt securities. Such a system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms at which such securities are sold.

      Such a bidding or ordering system may present to each bidder, on a real-time basis, relevant information to assist you in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder's individual bids would be accepted, prorated or rejected. Typically the clearing spread will be indicated as a number of basis points above an index treasury note. Other pricing methods may also be used. Upon completion of such an auction process, the debt securities will be allocated based on prices bid, terms of bid or other factors.

      The final offering price at which debt securities would be sold and the allocation of debt securities among bidders, would be based in whole or in part on the results of the Internet bidding process or auction. Many variations of Internet auction or pricing and allocation systems are likely to be developed in the future, and we may utilize such systems in connection with the sale of debt securities. The specific rules of such an auction would be distributed to potential bidders in an applicable prospectus supplement.

      If an offering is made using such a bidding or ordering system you should review the auction rules, as described in the prospectus supplement, for a more detailed description of such offering procedures.

General Information

      Underwriters, dealers and agents that participate in the distribution of the offered debt securities may be underwriters as defined in the Securities Act of 1933, and any discounts or commissions received by them from us and any profit on the resale of the offered debt securities by them may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters or agents, and describe their compensation, in a prospectus supplement.

      We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make. Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their businesses.

                                  Legal Matters

      The validity of the securities to be offered by this prospectus will be passed upon for us by Stinson Morrison Hecker LLP, Kansas City, Missouri.

                                     Experts

      The consolidated financial statements and schedule of H&R Block, Inc. and subsidiaries as of and for the year ended April 30, 2004 have been incorporated by reference herein in reliance upon the report of KPMG LLP, Independent Registered Public Accounting Firm, incorporated herein by reference, and upon the authority of said firm as experts in accounting and auditing. The KPMG LLP auditors' report refers to changes to methods of accounting to adopt Staff Accounting Bulletin No. 105, "Application of Accounting Principles to Loan Commitments," Emerging Issues Task Force Issue No, 00-21, "Revenue Arrangements with Multiple Deliverables," and Statement of Financial Accounting Standards No. 148, "Accounting for Stock-Based Compensation and Disclosure" during the year ended April 30, 2004.

      The consolidated financial statements of H&R Block, Inc. as of April 30, 2003 and for the years ended April 30, 2003 and 2002, incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended April 30, 2004, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 1.    Other Expenses of Issuance and Distribution

      The estimated expenses to be borne by the Registrant in connection with the offering are as follows:

                                                              Amount to be Paid*
                                                              -----------------

  Securities and Exchange Commission registration fee           $       126,700
  Accounting fees and expenses                                           28,000
  Legal fees and expenses                                                49,000
  Trustees' and transfer agents' fees                                    12,000
  Rating Agency fees                                                    175,000
  Blue Sky fees and expenses                                             12,000
  Miscellaneous expenses (including printing
       expenses)                                                         25,000
                                                               -----------------
        Total:                                                  $       427,700
                                                               =================

  * All fees and expenses in this table other than the SEC registration fee are estimated.

ITEM 2.    Indemnification of Officers and Directors

1     Block Financial Corporation

     (a) Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Article Eighth of Block Financial's amended certificate of incorporation and Section 24 of Block Financial's bylaws provide for indemnification of Block Financial's directors and officers to the maximum extent permitted by the Delaware General Corporation Law.

     (b) Block Financial's Certificate of Incorporation eliminates the personal liability of the directors of Block Financial to Block Financial or its stockholders for monetary damages for breach of fiduciary duty as directors, except for liability (i) for any breach of the director's duty of loyalty to Block Financial or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. In addition, Block Financial's Certificate of Incorporation provides that Block Financial shall indemnify its directors and officers to the fullest extent permitted by Section 145.

     (c) H&R Block maintains insurance on behalf of Block Financial's directors and officers against any liability which may be asserted against or expense which may be incurred by such person in connection with the activities of Block Financial. H&R Block also maintains insurance on behalf of Block Financial's employees against liabilities that may be asserted pertaining to certain alleged violations of securities laws.

2     H&R Block

     (a) Section 351.355 of The General and Business Corporation Law of Missouri provides that a Missouri corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

      A Missouri corporation may also indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys' fees, and amounts paid in settlement actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which the action or suit was brought determines upon application that, despite the adjudication of liability and in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

      To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above or in defense of any claim, issue or matter therein, he shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the action, suit, or proceeding. Any indemnification, unless ordered by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth herein. The determination shall be made by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the action, suit, or proceeding, or if such a quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the shareholders. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of the action, suit, or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in Section 351.355.

      The indemnification provided by Section 351.355 is not exclusive of any other rights to which those seeking indemnification may be entitled under the articles of incorporation or bylaws or any agreement, vote of shareholders or disinterested directors or otherwise, both as to action of a person in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

      A Missouri corporation has the power to give any further indemnity to any person who is or was a director, officer, employee or agent, or to any person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, provided such further indemnity is either (i) authorized, directed, or provided for in the articles of incorporation of the corporation or any duly adopted amendment thereof or (ii) is authorized, directed, or provided for in any bylaw or agreement of the corporation which has been adopted by a vote of the shareholders of the corporation, and provided further that no such indemnity shall indemnify any person from or on account of such person's conduct which was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct.

      A Missouri corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of Section 351.355.

     (b) H&R Block's Bylaws provide H&R Block with the powers set forth in
Section 351.355 to indemnify its directors and officers. In addition, H&R Block's Bylaws further provide that H&R Block may enter into certain indemnification agreements with each director and officer (or authorize indemnification of officers to the extent provided in such indemnification agreements) by vote of or resolution adopted by a majority of a quorum of disinterested directors. Such indemnification agreements generally provide for indemnification of H&R Block's officers and directors to the fullest extent permitted by law.

     (c) H&R Block maintains insurance on behalf of its directors and officers against any liability that may be asserted against or expense which may be incurred by such person in connection with the activities of H&R Block. H&R Block also maintains insurance on behalf of its employees against liabilities that may be asserted pertaining to certain alleged violations of securities laws.

ITEM 3.    Exhibits

      The index to exhibits appears immediately following the signature pages to this registration statement.

ITEM 4.    Undertakings

     (a) The undersigned registrants hereby undertake:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the change in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions of the Delaware General Corporation Law or the General and Business Corporation Law of Missouri, as applicable, the certificate of incorporation or bylaws of the registrants or resolutions of the registrants' boards of directors adopted pursuant thereto, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     (d) The undersigned registrants hereby further undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Securities Trust Indenture Act of 1939.

                     BLOCK FINANCIAL CORPORATION SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on this 6th day of August, 2004.

                                 BLOCK FINANCIAL CORPORATION


                                 By: /s/ Mark A. Ernst
                                     ------------------------------
                                     Name: Mark A. Ernst
                                     Title: President and Sole Director


                                POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Mark A. Ernst and Becky S. Shulman, and each of them, the undersigned's true and lawful attorneys-in-fact and agents with full power of substitution, for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

       Signature                      Title                   Date
       ---------                      -----                   ----

/s/Mark A. Ernst
---------------------    President and Director           August 6, 2004
Mark A. Ernst            (principal executive officer)

/s/Melanie K. Coleman    Vice President and Corporate     August 6, 2004
---------------------    Controller
Melanie K. Coleman       (principal accounting officer)

                           H&R BLOCK, INC. SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on this 6th day of August, 2004.

                                 H&R BLOCK, INC.


                                 By: /s/ Mark A. Ernst
                                     ------------------------------
                                     Name:  Mark A. Ernst
                                     Title:  Chairman of the Board, President,
                                             Chief Executive Officer and
                                             Director


                                POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Mark A. Ernst and Becky S. Shulman, and each of them, the undersigned's true and lawful attorneys-in-fact and agents with full power of substitution, for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

       Signature                             Title                   Date
       ---------                             -----                   ----

/s/Mark A. Ernst                Chairman of the Board,           August 6, 2004
-----------------------         President, Chief Executive
Mark A. Ernst                   Officer and Director
                                (principal executive officer)

/s/G. Kenneth Baum              Director                         August 6, 2004
-----------------------
G. Kenneth Baum

/s/Thomas M. Bloch              Director                         August 6, 2004
-----------------------
Thomas M. Bloch

/s/Donna R. Ecton               Director                         August 6, 2004
-----------------------
Donna R. Ecton

/s/Tom D. Seip                  Director                         August 6, 2004
-----------------------
Tom D. Seip

/s/Louis W. Smith               Director                         August 6, 2004
-----------------------
Louis W. Smith

/s/Rayford Wilkins, Jr.         Director                         August 6, 2004
-----------------------
Rayford Wilkins, Jr.

   Signature                             Title                   Date
   ---------                             -----                   ----


/s/Melanie K. Coleman           Vice President and Corporate     August 6, 2004
-----------------------         Controller
Melanie K. Coleman              (principal accounting officer)

                                  EXHIBIT INDEX

EXHIBIT
NUMBER       DESCRIPTION
------       -----------

1.1          Form of Underwriting Agreement (1)

4.1 Indenture dated as of October 20, 1997, among H&R Block, Inc., Block Financial Corporation and Bankers Trust Company, as Trustee, filed as Exhibit 4(a) to the Company's quarterly report on Form 10-Q for the quarter ended October 31, 1997, file number 1-6089, incorporated herein by reference.

4.1 First Supplemental Indenture, dated as of April 18, 2000, among H&R Block, Inc., Block Financial Corporation, Bankers Trust Company and the Bank of New York, filed as Exhibit 4(a) to the Company's current report on Form 8-K dated April 13, 2000, file number 1-6089, incorporated herein by reference.

5.1          Opinion of Stinson Morrison Hecker LLP

12.1 Computation of Ratio of Earnings to Fixed Charges for Block Financial Corporation

12.2         Computation of Ratio of Earnings to Fixed Charges for
             H&R Block, Inc.

23.1         Consent of Stinson Morrison Hecker LLP (included in
             Exhibit 5.1)

23.2         Consent of KPMG LLP

23.3         Consent of PricewaterhouseCoopers LLP

24.1 Power of Attorney of Block Financial Corporation (included on signature page)

24.2 Power of Attorney of H&R Block, Inc. (included on signature page)

25.1         Statement of Eligibility of Trustee on Form T-1, as
             Trustee under the Indenture for Debt Securities (1)


















(1) To be filed by amendment to the registration statement or as an exhibit to a current report on Form 8-K.